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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TIME WARNER COMPANIES, INC., a Delaware corporation (the 'Corporation'), hereby constitutes and appoints RICHARD J. BRESSLER, PETER R. HAJE, JOHN A. LABARCA, GERALD M. LEVIN, PHILIP R. LOCHNER, JR. and RICHARD D. PARSONS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, (a) to sign one or more post-effective amendments to the Corporation's existing 'shelf' registration statement (File No. 33-50237) and (b) to sign an additional Registration Statement on Form S-3 or other appropriate form and any and all amendments to such Registration Statement (including post-effective amendments), to be filed with the Securities and Exchange Commission in connection with the 'shelf' registration pursuant to Rule 415 under the provisions of the Securities Act of 1933, as amended, of up to $450 million aggregate initial price to the public of one or more of the following (i) debt securities, (ii) rights or warrants to acquire any such debt securities and (iii) other securities of the Corporation, in any combination thereof, with power where appropriate to affix thereto the corporate seal of the Corporation and to attest said seal, and to file such Registration Statement, including a form of prospectus, and any and all amendments and post-effective amendments to such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.



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     IN WITNESS WHEREOF,  each of the  undersigned has hereunto  set his or  her name as of the 26th day of November, 1996.

   (i)  Principal Executive Officer:

                /s/ Gerald M. Levin
        ...................................................
        Gerald M. Levin,
        Chairman of the Board
        and Chief Executive Officer

  (ii)  Principal Financial Officer:

              /s/ Richard J. Bressler
        ...................................................
        Richard J. Bressler,
        Director, Senior Vice President
        and Chief Financial Officer

 (iii)  Principal Accounting Officer:

             /s/ John A. LaBarca
        ...................................................
        John A. LaBarca,
        Vice President and Controller

  (iv)  Directors:

             /s/ Peter R. Haje
        ...................................................
        Peter R. Haje,
        Director

            /s/ Richard D. Parsons
        ...................................................
        Richard D. Parsons,
        Director

                                       2

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